UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☒	Preliminary Information Statement
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☐	Definitive Information Statement

Market & Research Corp.

(Name of Registrant As Specified In Its Charter)

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Market & Research Corp.
315 Post Road West, 2nd Floor
Westport, CT 06880

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to the stockholders of Market & Research Corp. Delaware corporation (the “Company”), pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to inform each of you that the holders of a majority of the shares of outstanding common stock of the Company have approved and authorized, by written consent dated November 30, 2010 the resolutions of the Board of Directors of the Company (the “Board”) approving and authorizing the following actions:

(1) a reverse split at a minimum ratio of 1 to 10 but not exceeding 1 to 30 (the “Reverse Split”) of the Company’s issued and outstanding shares of common stock of the Company;

(2) decreasing the number of authorized shares of the Company’s common stock from 150,000,000 shares to 75,000,000 shares (the “Share Decrease”); and

(3) an Amendment to the Company’s Certificate of Incorporation (the “Amendment”) effectuating the Reverse Split, the Share Decrease and changing the name of the company to MRC Group Ltd. (collectively, the “Board Actions”).

A record date and an effective date for the Reverse Split have not yet been determined by the Board.  The mailing address for purposes of communicating with the Company is 315 Post Road West; 2nd Floor; Westport, Connecticut 06880.

THIS INFORMATION STATEMENT IS BEING PROVIDED SOLELY FOR INFORMATIONAL PURPOSES TO NOTIFY THE COMPANY’S STOCKHOLDERS OF ANTICIPATED EVENTS WHICH WILL RESULT IN THE REVERSE SPLIT OF THE COMPANY’S COMMON STOCK, THE DECREASE IN THE NUMBER OF SHARES OF THE COMPANY’S COMMON STOCK, AND AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE REVERSE SPLIT, THE SHARE DECREASE AND AN AMENDMENT TO THE COMPANY’S NAME.  THE PROPOSED AMENDMENT AND OTHER CORPORATE ACTIONS DESCRIBED ABOVE WILL NOT TAKE EFFECT UNTIL TWENTY (20) DAYS AFTER THIS INFORMATION STATEMENT IS MAILED TO OUR STOCKHOLDERS.

The date of this Information Statement is December 29, 2010.

Under Delaware law, the affirmative vote of a majority of the holders of the outstanding shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), is required to approve the Reverse Split, the Share Decrease and the Amendment.  As of November 30, 2010, the Company had outstanding 48,690,615 shares of Common Stock.  Each share of Common Stock has one vote.  Prior to the mailing of this Information Statement, certain of our stockholders holding a majority of our outstanding voting shares signed written consents approving the Board Actions as well as approving the execution and filing of all necessary documentation to evidence and effectuate the transactions.  As a result, the Reverse Split, the Share Decrease and the Amendment have been duly approved and neither a special meeting of our stockholders nor additional written consents are necessary.  This Information Statement is provided to the stockholders of record as of December 27, 2010.

APPROVAL BY OUR DIRECTORS

The Board believes that the Board Actions are in the best interest of the Company and its stockholders.  In order to obtain the required approval of our stockholders, we could have either convened a special meeting of the stockholders for the specific purpose of voting on the Board Actions, or we could have sought written consent of the holders of a majority of the issued and outstanding shares of common stock of the Company.  In order to eliminate the cost and management time involved in holding a special meeting, we determined to utilize the written consent of the holders of a majority of the issued and outstanding shares of common stock of the Company. The elimination of the need for a special meeting of stockholders to approve the Board Actions is made possible by Section 228 of the Delaware General Corporation Law, which provides, in pertinent part, that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the actions so taken, shall be provided by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.

As noted, as of November 30, 2010, the Company had 48,690,615 shares of Common Stock of the Company issued and outstanding.  The number of votes by written consent of the holders of outstanding shares of common stock of the Company approving the Reverse Split, the Share Decrease and the Amendment exceeded the vote required.  Accordingly, the Reverse Split, the Share Decrease and the Amendment were approved.  No further votes or written consents of our stockholders are required for the Company to effect the Reverse Split, the Share Decrease and the Amendment.

BOARD ACTIONS

REVERSE STOCK SPLIT

Purpose

The Board has determined that the Reverse Split of shares of Common Stock of the Company would be in the best interest of the Company and its stockholders.  Currently, the Company has a very large number of issued shares.  The Reverse Split will permit the Company to decrease the number of issued (and issuable) shares and will also potentially increase the per share market price for the Common Stock.  The effect of the Reverse Split upon the market price for its Common Stock cannot be predicted.  There can be no assurance that the market price per share of the Common Stock after the Reverse Split will rise in proportion to the reduction in the number of shares of its Common Stock outstanding resulting from a Reverse Split.

Details of Reverse Split

The Reverse Split transaction would include up to a 1 for 30 reverse stock split by which each 30 shares of the issued and outstanding shares of Common Stock of the Company would be converted into 1 share of such Common Stock.  Fractional shares (i.e. less than 1 share in exchange for less than 30 shares) will be issued.  At the discretion of the Company’s Board of Directors, the Company may choose to effect a reverse stock split of not less than 1 to 10.

The effective date of the Reverse Split shall be the date on which the Certificate of Amendment of the Certificate of Incorporation of the Company effectuating the Reverse Split is filed with the Delaware Secretary of State.  The conversion of shares of Common Stock under the Reverse Split will occur automatically upon such effective date.  This will occur regardless of when stockholders physically surrender their stock certificates for new stock certificates.  Our transfer agent will act as exchange agent (the “Exchange Agent”) to implement the exchange of stock certificates.  As soon as practicable after the effective date of the Reverse Split, we or the Exchange Agent will send a letter to each stockholder of record at the effective time of the Reverse Split that will contain instructions for the surrender of their existing stock certificates in exchange for certificates representing new whole shares of Common Stock giving effect to the Reverse Split.  No new stock certificates will be issued to a stockholder until that stockholder has surrendered its old certificates, together with a properly completed and executable letter of transmittal, to the Exchange Agent.

Stockholders will then receive a new certificate or certificates representing the number of whole shares of new Common Stock into which their shares of common stock have been converted as a result of the Reverse Split.  Until surrendered, we will deem outstanding old certificates held by stockholders to be canceled and only to represent the number of whole shares of new Common Stock to which these stockholders are entitled. All expenses of the exchange of certificates will be borne by us.

YOU SHOULD NOT SEND YOUR OLD CERTIFICATES TO THE EXCHANGE AGENT UNTIL YOU HAVE RECEIVED THE LETTER OF TRANSMITTAL.

Potential Disadvantages to the Reverse Split

The principal purpose of the Reverse Split would be to help increase the market price of our Common Stock.    We cannot assure you that the Reverse Split will accomplish this purpose.   While we expect that the reduction in our outstanding shares of Common Stock will increase the market price of our Common Stock, we cannot assure you that the Reverse Split will increase the market price of our Common Stock by up to 30 times, or result in any permanent increase in the market price, which can be dependent upon many factors, including our business and financial performance and prospects.   In some cases, the stock price of companies that have affected reverse stock splits has subsequently declined back to pre-reverse split levels.

The number of shares held by each individual shareholder will be reduced once the Reverse Split is implemented.   This will increase the number of shareholders who hold less than a “round lot,” or 100 shares.   Typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis.    Consequently, the Reverse Split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their position.

Effect on Outstanding Shares, Options, Warrants and Certain Other Securities

If the Reverse Split is completed, the number of shares of our Common Stock owned by each stockholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of our Common Stock owned by each stockholder will remain unchanged.  The number of shares of Common Stock that may be purchased upon exercise of outstanding options, warrants, and other securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, and the exercise or conversion prices for these securities, will be adjusted in accordance with their terms as of the effective date of the Reverse Split.

The Company will not recognize any gain or loss as a result of the Reverse Split.

Certain U.S. Federal Income Tax Considerations

The following discussion is a summary of the material U.S. federal income tax consequences to U.S. holders (as defined below) of the Reverse Split.  This summary is intended for general information only and may not apply to you if you are a person subject to special treatment under U.S. federal income tax laws, such as an insurance company, a financial institution, a broker-dealer, a tax-exempt organization, a real estate investment trust, a partnership or other pass-through entity, a regulated investment company, a U.S. holder whose functional currency is not the U.S. dollar, a U.S. expatriate, or a person that holds Company shares as a position in a straddle, as part of a synthetic security or hedge, or as part of a conversion transaction or other integrated investment.  This summary also does not address the tax consequences to a U.S. holder’s stockholders, partners or beneficiaries.  Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state, local or foreign government that may be applicable to the receipt, ownership and disposition of the Company shares pursuant to the Reverse Split. We assume in this discussion that you hold the Company shares as a capital asset within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion is based on information provided by the Company, current provisions of the Code, Treasury Regulations, judicial opinions, published positions of the U.S. Internal Revenue Service, or “IRS”, and other applicable authorities, all as in effect on the date of this Information Statement and all of which are subject to change, possibly with retroactive effect, and to different interpretations.

You should consult your own tax advisor in analyzing the U.S. federal, state, local and other tax consequences of the receipt, ownership, and disposition of the Company shares pursuant to the Reverse Split, based upon your particular circumstances.

For purposes of this summary, a U.S. holder means any one of the following:

● an individual who is a citizen or resident of the United States;

● a corporation (including any entity taxable as a corporation for U.S. federal income tax purposes) or partnership created or organized in the United States or under the laws of the United States or of any political subdivision of the United States;

● an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

● a trust, the administration of which is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust, or, if the trust was in existence on August 20, 1996, which has elected to continue to be treated as a U.S. person.

If a partnership holds the shares of the Company, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the Common Stock or the Preferred Stock, you should consult your tax advisor.

The Reverse Split

The receipt of Company shares pursuant to the Reverse Split will not be a taxable transaction to U.S. holders for U.S. federal income tax purposes.  A U.S. holder’s aggregate tax basis in his or her shares received in the Reverse Split will be the same as his or her aggregate tax basis in the shares of common stock exchanged therefore.  A U.S. holder’s holding period for the shares received in the Reverse Split will include the period during which the holder held the shares of common stock exchanged therefor.

THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS INTENDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO STOCKHOLDERS WHO RECEIVED THEIR COMPANY COMMON STOCK THROUGH THE EXERCISE OF EMPLOYEE STOCK OPTIONS OR OTHERWISE AS COMPENSATION OR WHO ARE OTHERWISE SUBJECT TO SPECIAL TREATMENT UNDER THE CODE.  THIS SUMMARY DOES NOT ADDRESS ANY STATE, LOCAL OR FOREIGN TAX CONSEQUENCES.  COMPANY STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE SPLIT, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN LAWS.

SHARE DECREASE

In connection with the Reverse Split, the Board has determined that the Share Decrease would be in the best interest of the Company and its stockholders.  The Company will effect the Share Decrease by filing an amendment to its Certificate of Incorporation, in the form attached hereto as Appendix A.  The principal purpose of the reduction in the number of shares of Common Stock the Company is authorized to issue is to avoid the potential for substantial dilution to the Company’s shareholders after the Reverse Split is effectuated.

The Board does not intend to decrease the number of authorized shares of Common Stock by the same ratio as the Reverse Split.  Were the reduction of authorized shares at the same 1 to 30 ratio that applies to the Reverse Split, the number of authorized shares would be reduced from 150,000,000 to 5,000,000.  Instead, the Board has determined to reduce the number of shares authorized for issuance to 75,000,000.  The Board made this determination because, in its business judgment, 5,000,000 authorized shares would not provide adequate flexibility to the Company in engaging in future capital raising transactions, acquisitions, or other transactions which might require the issuance of Common Stock.

AMENDMENT

The holders of a majority of the shares of Common Stock approved in writing an amendment to our Certificate of Incorporation to accomplish the Reverse Split, the Share Decrease and to change the name of the company to MRC Group Ltd.  A copy of the proposed Amendment is attached as Appendix A to this Information Statement and should be read by stockholders in its entirety.

NO APPRAISAL OR DISSENTERS’ RIGHTS

Under the Delaware General Corporation Law, our stockholders are not entitled to any dissenters’ rights or appraisal of their shares of Common Stock in connection with the approval of the actions described in this Information Statement.

NO ACTION IS REQUIRED

No other votes are necessary or required. This Information Statement is first being mailed or given to stockholders on or about January 8, 2011.  In accordance with the Exchange Act, the Written Consent and the approval of the matters described in the Written Consent and this Information Statement will become effective twenty (20) calendar days following the mailing of this Information Statement, or as soon thereafter as is reasonably practicable.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us with respect to the beneficial ownership of 48,390,615 shares of Common Stock outstanding, as of December 29, 2010 by:

●	Each person known by us to beneficially own 5% or more of the Common Stock,

●	Each of the Company’s current executive officers and directors, and

●	All of the Company’s current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power.  Under SEC rules, a person is deemed to be the beneficial owner of securities which may be acquired by such person upon the exercise of options and warrants or the conversion of convertible securities within 60 days from the date on which beneficial ownership is to be determined.  Each beneficial owner's percentage ownership is determined by dividing the number of shares beneficially owned by that person by the base number of outstanding shares, increased to reflect the beneficially-owned shares underlying options, warrants or other convertible securities included in that person's holdings, but not those underlying shares held by any other person.

Except as otherwise indicated in the notes to the following table,

●	We believe that all shares are beneficially owned, and investment and voting power is held by, the persons named as owners; and

●	The address for each beneficial owner is in care of the Company.

Name of Beneficial Owner

Stock	Shares of Common	Percentage of Ownership
Martin Licht	9,913,225	20.36%
MacKenzie Design, Ltd. (1)	4,000,000	8.22%
Gary Stein	2,913,939	5.98%
Joy Stein (2)	2,333,334	4.79%
Mark Lazar	1,333,333	2.74%
Alberto Salvucci	1,749,183	3.59%
Steven Kessler	666,666	1.37%
David Khazak	75,000	.15%
Officers and Directors as a group (six people)	22,984,680	47.20%

(1) MacKenzie Design, Ltd. is owned and controlled by Martin C. Licht’s wife.  Mr. Licht disclaims beneficial ownership of the shares owned by MacKenzie.
(2) Joy Stein is the wife of Gary Stein.  Mr. Stein disclaims beneficial ownership of the shares owned by Joy Stein.

RELATED PARTY TRANSACTIONS

On September 30, 2009, the Company owed $246,984 and $177,176, respectively, to two officers, Gary Stein (President and director) and Martin Licht (Executive Vice President and director) for expenses paid by them on behalf of the Company. These amounts are non-interest bearing, unsecured, and due on demand: however the officers have agreed not to demand payments for one year.  Mr. Stein and Mr. Licht have agreed to assign the right to those amounts to Chase Funding, Inc. in the event of a default on the Company $100,000 Note to Chase Funding Inc.  Mr. Stein and Mr. Licht have also agreed to pledge their shares of common stock to Chase Funding in the event of a deault on the Chase Note.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

FINANCIAL INFORMATION

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you about us by referring you to those documents filed separately with the SEC. The information incorporated by reference is considered to be part of this Information Statement and information that we file later with the SEC will automatically update and supersede this information.

Our financial information is incorporated herein by reference to our annual report on Form 10-KSB for the fiscal year ended September 30, 2009, and our quarterly report on Form 10-QSB most recently filed with the SEC.  A copy of the Company's annual report on Form 10-KSB for the fiscal year ended September 30, 2009, may be obtained, at no charge, by written request to Mr. Gary Stein, Chief Executive Officer of the Company, at 315 Post Road West, 2nd Floor, Westport, CT 06880. Copies can also be obtained from the public records section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. We also file documents and reports electronically through the electronic data gathering analysis and retrieval system ("EDGAR") which is publicly available, at no charge, through the SEC's internet worldwide website, http://www.sec.gov.

A copy of the proposed Amendment is attached as Appendix A to this Information Statement and should be read by the stockholders in its entirety.

By order of the
Board of Directors

/s/ Gary Stein
Gary Stein
President

Westport, Connecticut
December 30, 2010

Appendix A

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
Market & Research Corp.

Market & Research Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

1.           This Certificate of Amendment amends the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") by amending the Fourth Article thereof to decrease the number of authorized shares of the Corporation’s common stock from 150,000,000 shares having a par value of $0.01 each to 75,000,000 shares having a par value of $0.01 each and to effect up to a 1 for 30 reverse split of the Corporation’s common stock, par value $0.01 per share.

2.           The text of Article First of the Certificate of Incorporation is hereby deleted in its entirety and the following is inserted in lieu thereof:

“The name of the corporation is MRC Group Ltd. (the “Corporation”).”

3.           The text of Article Fourth of the Certificate of Incorporation is hereby deleted in its entirety and the following is inserted in lieu thereof:

“Section 1.                    Authorized Shares.

The amount of total authorized capital stock of the Corporation shall be divided into 75,000,000 shares of common stock having a par value of $0.01 each.

Section 2.                      Reverse Split.

(a)          Upon this Certificate of Amendment becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), this Corporation shall implement a reverse stock split of its common stock (the “Reverse Split”), whereby up to every Thirty (30) shares of common stock issued and outstanding of record immediately prior to the Effective Time (“Old Common Stock”) shall be automatically reclassified as, and converted into, one (1) share of common stock (“New Common Stock”).

(b)          Notwithstanding the provision of Section 2(a), above, no fractional shares of New Common Stock shall be issued in connection with the Reverse Split.

(c)           Each stock certificate that immediately prior to the Effective Time represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified; provided, that only to the extent each holder of record of a certificate that represented shares of Old Common Stock, surrenders to the Corporation such certificate together with a letter of transmittal in the form designated by the Corporation, will each such holder receive, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified and any dividends and other distributions payable to the Corporation after the Effective Time.

(d)          Except as may be provided in this Certificate of Incorporation, the holders of shares of New Common Stock shall have the exclusive right to vote on all matters on which a holder of Common Stock shall be entitled to vote at all meetings of the stockholders of the Corporation and shall be entitled to one vote for each share of New Common Stock entitled to vote at such meeting.”

4.           The foregoing amendments to the Certificate of Incorporation were duly adopted by vote of the stockholders holding a majority of the outstanding stock entitled to vote thereon.

5.           This amendment to the Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by the undersigned authorized officer this 29th day of December, 2010.

Market & Research Corp.

By:	/s/ Gary Stein
Name:	Gary Stein
Title:	President